As filed with the Securities and Exchange Commission on February 29, 2016.

Registration Statement No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Zoom Telephonics, Inc.
(Name of registrant as specified in its charter)

Delaware	04-2621506
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

207 South Street
Boston, Massachusetts 02111
(Address of principal executive offices)
—————————
Zoom Telephonics, Inc. 2009 Stock Option Plan
Zoom Telephonics, Inc. 2009 Directors Stock Option Plan.
(Full title of the Plans)
—————————
Frank B. Manning
President and Chief Executive Officer
Zoom Telephonics, Inc.
207 South Street
Boston, Massachusetts 02111
(617) 423-1072
 (Name, address, and telephone number of agent for service)

Copies of all communications to:
Daniele Ouellette Levy, Esq.
Morse, Barnes-Brown & Pendleton, P.C.
CityPoint, 230 Third Street, 4th Floor
Waltham, Massachusetts 02451
(781) 622-5930

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☑
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.01 par value	3,000,000 shares (2)	$1.975(3)	$5,925,000	$596.65
Common stock, $0.01 par value	300,000 shares (4)	$ 1.975(5)	$592,500	$59.66
Totals	3,300,000 shares		$6,517,500	$656.31

(1)	Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933. This Registration Statement also includes the preferred stock purchase rights issued pursuant to the Section 382 Rights Agreement, dated November 18, 2015, between the Registrant and Computershare Trust Company, N.A., which are presently attached to, and trade with, the Registrant’s Common Stock.
(2)	Represents shares of common stock issuable upon exercise of stock options available for grant pursuant to the Zoom Telephonics, Inc. 2009 Stock Option Plan.
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, using the average of the high and low sale price as reported on the Over-the-Counter Bulletin Board on February 24, 2016.
(4)	Represents shares of common stock issuable upon exercise of stock options available for grant pursuant to the Zoom Telephonics, Inc. 2009 Director Stock Option Plan.
(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, using the average of the high and low sale price as reported on the Over-the-Counter Bulletin Board on February 24, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,300,000 shares of Zoom Telephonics, Inc. common stock to be issued pursuant to the Zoom Telephonics, Inc. 2009 Stock Option Plan and the Zoom Telephonics, Inc. 2009 Director Stock Option Plan (the “Plans”).  These shares are in addition to the aggregate of 2,900,000 shares of common stock registered under the Plan pursuant to the Registration Statement on Form S-8, File No. 333-173143 filed on March 29, 2011.

The contents of our Registration Statement on Form S-8, File No. 333-173143, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

Exhibit Number	Description

4.1	Zoom Telephonics, Inc. 2009 Stock Option Plan (incorporated by reference to Appendix B to the Definitive Proxy Statement filed with the Commission on April 30, 2013).

4.2	Zoom Telephonics, Inc. 2009 Directors Stock Option Plan (incorporated by reference to Appendix C to the Definitive Proxy Statement filed with the Commission on April 30, 2013).

4.3
Form of director option grant pursuant to Zoom Telephonics, Inc. 2009 Directors Stock Option Plan (incorporated by reference to Exhibit 4.3 to the Form 8-K dated December 16, 2009 and incorporated by reference herein).

4.4
Form of incentive stock option grant pursuant to Zoom Telephonics, Inc. 2009 Stock Option Plan (incorporated by reference to Exhibit 4.4 to the Form 8-K dated December 16, 2009 and incorporated by reference herein).

4.5
Form of non-qualified stock option grant pursuant to Zoom Telephonics, Inc. 2009 Stock Option Plan (incorporated by reference to Exhibit 4.5 to the Form 8-K dated December 16, 2009 and incorporated by reference herein).

5.1*	Legal Opinion of Morse, Barnes-Brown & Pendleton, P.C.

23.1*	Consent of Marcum LLP

23.2	Consent of Morse, Barnes-Brown & Pendleton, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on this 29th day of February, 2016.

Zoom Telephonics, Inc.

By:	/s/ Frank B. Manning
Frank B. Manning
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frank B. Manning and Philip Frank his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments filed pursuant to Rule 462, or otherwise) of and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorney-in-fact and agent, or his substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 29, 2016.

Signature	Date	Title

/s/Frank B. Manning	February 29, 2016	President, Chief Executive Officer and Director
Frank B. Manning		(Principal Executive Officer)

/s/Philip Frank	February 29, 2016	Chief Financial Officer and Director
Philip Frank		(Principal Financial Officer)

/s/Robert Crowley	February 29, 2016	Director
Robert Crowley

/s/Joseph J. Donovan	February 29, 2016	Director
Joseph J. Donovan

/s/Peter R. Kramer	February 29, 2016	Director
Peter R. Kramer

/s/George Patterson	February 29, 2016	Director
George Patterson

INDEX TO EXHIBITS
Exhibit Number	Description

5.1	Legal Opinion of Morse, Barnes-Brown & Pendleton, P.C.

23.1	Consent of Marcum LLP

23.2	Consent of Morse, Barnes-Brown & Pendleton, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)